UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 29, 2004

CoTherix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50794	04-3513144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

5000 Shoreline Court, Suite 101, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

(650) 808-6500

(Registrant's telephone number, including area code)

Item 1.01 Entry into a Material Definitive Agreement

Effective December 29, 2004, CoTherix, Inc. ("CoTherix") and Schering Aktiengesellschaft ("Schering AG") agreed upon an amendment to the Development and License Agreement dated October 2, 2003.

Pursuant to the amendment, the time period in which CoTherix has to pay Schering AG a $9 million milestone payment in connection with U.S. Food and Drug Administration approval of VentavisTM (iloprost) Inhalation Solution has been increased from thirty business days to up to six months and thirty business days. A copy of the applicable amendment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1 Amendment #2 to Development and License Agreement, dated as of December 14, 2004, between CoTherix, Inc. and Schering Aktiengesellschaft, effective as of December 29, 2004.

The information in this Current Report (including Exhibit 99.1) is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2004

CoTherix, Inc.
By:	/s/ Christine Gray-Smith
Christine Gray-Smith Executive Vice President and Chief Financial Officer

INDEX TO EHXIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED DECEMBER 29, 2004

Exhibit Description

99.1 Amendment #2 to Development and License Agreement, dated as of December 14, 2004, between CoTherix, Inc. and Schering Aktiengesellschaft, effective as of December 29, 2004.